SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): ___April 22, 2004__

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                                                                                            000-20685            88-0344658
(State or other jurisdiction                                                                          (Commission          (I.R.S. Employer
of incorporation)                                                                                         File Number)          Identification No.)

 675 Grier Drive, Las Vegas, Nevada                                                                                                                                      89119
(Address of principal executive offices)                                                                                                                                 (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

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Item 1. Changes In Control Of Registrant

None

Item 2. Acquisition Or Disposition Of Assets

None

Item 3. Bankruptcy Or Receivership

On April 22, 2004, the United States Bankruptcy Court for the District of Nevada, Northern Division, in Reno, Nevada (the "Bankruptcy Court") denied the motion filed by American Wagering, Inc. (the "Company") and its wholly owned subsidiary Leroy’s Horse and Sports Place, Inc. (collectively, the "Debtors") seeking to extend the Debtors’ exclusivity period to file a plan of reorganization and disclosure statement through the confirmation hearing. The decision of the Bankruptcy Court would allow competing plans of reorganization to be filed. In accordance with the Bankruptcy Code, the proponent of a competing plan of reorganization must file a disclosure statement to accompany the competing plan of reorganization and have the disclosure statement approved by the Bankruptcy Court before the competing plan of reorganization may be submitted to impaired creditors and equity interest holders for approval.

Also, on April 22, 2004, the Bankruptcy Court vacated the June 3, 2004 confirmation hearing regarding the Debtors’ amended plan of reorganization (the "Amended Plan") and did not set a new date.

This announcement is not intended to be, nor should it be construed as, a solicitation for a vote of the Amended Plan. Debtors will emerge from Chapter 11 if and when the Amended Plan receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

Item 4. Changes In Registrant's Certifying Accountant

None

Item 5. Other Events and Regulation FD Disclosure

None

Item 6. Resignations Of Directors And Executive Officers

None

Item 7. Financial Statements & Exhibits

(a)         Financial statements.
                            None
(b)         Exhibits.
                           None

Item 8. Change In Fiscal Year

None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2004.

                                                                                                             AMERICAN WAGERING, INC.

                                     By:   /s/ Timothy F. Lockinger
                                     Name: Timothy F. Lockinger
                                     Title: Chief Financial Officer
                                     Principal Accounting Officer

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